 Exhibit 99.1

Venus Concept Announces First Quarter of Fiscal Year 2024 Financial Results

TORONTO, May 15, 2024 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced financial results for the three months ended March 31, 2024.

First Quarter 2024 Summary & Recent Progress:

•	Company continues to execute against Transformational Plan
o	Cash used in operations of $2.9 million, down 51% year-over-year from $5.9 million
o	Cash system revenue in first quarter 2024 represented approximately 75% of total systems and subscriptions revenue, compared to 66% in the prior year period
•	Total revenue of $17.5 million, down 15% year-over-year but exceeded first quarter estimate of at least $16.5 million by 6% or $1.0 million.
•	On April 3, 2024, the Company announced that it received Therapeutic Goods Administration (TGA) clearance in Australia to market the Venus Versa Pro system.
•	On April 8, 2024, the Company announced that it received approval for the Venus Bliss MAX from the State of Israel Ministry of Health.
•
On April 24, 2024, the Company announced that its existing Main Street Lending Program Loan (“MSLP Loan”) was purchased by affiliates of Madryn Asset Management, LP (“Madryn”) for an undisclosed amount from the City National Bank of Florida (the “MSLP Loan Purchase”). Following close of the MSLP Loan Purchase, Venus Concept and Madryn entered into a Loan and Security Agreement (“Madryn Loan Agreement”), dated April 23, 2024, pursuant to which Madryn provided an aggregate principal amount of up to $5.0 million in debt financing to the Company to support near-term liquidity requirements. A principal amount of $2.0 million net of transaction fees, was drawn by the Company at the close of the transaction.

Management Commentary:

“First quarter revenue results exceeded the expectations we outlined on our fourth quarter report,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “Aesthetic capital equipment sales continue to be challenged by macroeconomic headwinds and our revenue results outside the U.S. continue to be impacted by the strategic initiatives we initiated last year. Importantly, our efforts to reposition the business and transition the Company to higher quality cash revenues, exiting unprofitable direct operations in international markets and other restructuring activities, are proving effective. We are enhancing our cash flow profile and accelerating the path to long-term, sustainable, profitability and growth.”

Mr. De Silva continued: “We recently announced the completion of the first phase of our restructuring efforts with Madryn’s purchase of our outstanding senior debt facility and extension of bridge financing. We appreciate Madryn’s ongoing support of the Company as we work towards cash flow breakeven and sustainable profitability. As the Company continues implementing its turnaround plans, debt restructuring and financing remain important near-term priorities to catalyze our growth plans. We look forward to sharing updates as we execute against these initiatives.”

First Quarter of 2024 Revenue by Region and by Product Type:

	Three Months Ended March 31,
	2024	2023
	(dollars in thousands)
Revenues by region:
United States	$9,080	$10,741
International	8,399	9,790
Total revenue	$17,479	$20,531

	Three Months Ended March 31,
	2024	2023
	(dollars in thousands)
Revenues by product:
Subscription—Systems	$3,531	$5,761
Products—Systems	10,535	11,065
Products—Other (1)	2,557	2,947
Services	856	758
Total revenue	$17,479	$20,531

(1)	Products-Other include ARTAS procedure kits, Viva tips, Glide and other consumables.

First Quarter 2024 Financial Results:

	Three Months Ended March 31,
	2024		2023		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues:
Subscription—Systems	$3,531	20.2	$5,761	28.1	$(2,230)	(38.7)
Products—Systems	10,535	60.3	11,065	53.9	(530)	(4.8)
Products—Other	2,557	14.6	2,947	14.3	(390)	(13.2)
Services	856	4.9	758	3.7	98	12.9
Total	$17,479	100.0	$20,531	100.0	$(3,052)	(14.9)

Total revenue for the first quarter of 2024 decreased $3.1 million, or 15%, to $17.5 million, compared to the first quarter of 2023. The decrease in total revenue, by region, was driven by a 15% decrease year-over-year in United States revenue and a 14% decrease year-over-year in international revenue. The decrease in total revenue, by product category, was driven by a 39% decrease in lease revenue, a 5% decrease in products – systems revenue, a 13% decrease in products - other revenue, partially offset by a 13% increase in services revenue. The percentage of total systems revenue derived from the Company’s subscription model was approximately 25% in the first quarter of 2024, compared to 34% in the prior year period and 41% in the fourth quarter of 2023 as evidence of the continued progress in focusing on cash sales.

Gross profit for the first quarter of 2024 decreased $2.1 million, or 15%, to $11.6 million compared to the first quarter of 2023. The change in gross profit was primarily due to a decrease in revenue in our international markets driven by the accelerated exit from unprofitable direct markets. Gross margin was 66.6% of revenue, compared to 66.7% of revenue for the first quarter of 2023.

Operating expenses for the first quarter of 2024 decreased $2.4 million, or 11%, to $19.4 million, compared to the first quarter of 2023. The change in total operating expenses was driven by a decrease of $0.9 million, or 8%, in general and administrative expenses, a decrease of $0.9 million, or 32%, in research and development expenses and a decrease of $0.7 million, or 8%, in selling and marketing expenses. First quarter of 2024 general and administrative expenses included approximately $0.9 million of costs related to restructuring activities designed to improve the Company's operations and cost structure and approximately $0.4 million of expenses related to the Canada Revenue Agency for denial of Canada Emergency Wage Subsidy Claims filed by the Company for certain periods between 2020 and 2021.

Operating loss for the first quarter of 2024 was $7.8 million, compared to operating loss of $8.2 million for the first quarter of 2023.

Net loss attributable to stockholders for the first quarter of 2024 was $9.8 million, or $1.68 per share, compared to net loss of $9.7 million, or $1.84 per share for the first quarter of 2023. Adjusted EBITDA loss for the first quarter of 2024 was $5.1 million, compared to adjusted EBITDA loss of $5.7 million for the first quarter of 2023.

As of March 31, 2024, the Company had cash and cash equivalents of $5.1 million and total debt obligations of approximately $76.7 million, compared to $5.4 million and $74.9 million, respectively, as of December 31, 2023.

Fiscal Year 2024 Financial Outlook:

Given the Company’s active dialogue with existing lenders and investors and the ongoing evaluation of strategic alternatives with various interested parties to maximize shareholder value, the Company is not providing full year 2024 financial guidance at this time. The Company expects total revenue for the three months ending June 30, 2024 of at least $16.5 million.

Conference Call Details:

Management will host a conference call at 8:00 a.m. Eastern Time on May 15, 2024 to discuss the results of the quarter with a question-and-answer session. Those who would like to participate may dial 877-407-2991 (201-389-0925 for international callers) and provide access code 13745887. A live webcast of the call will also be provided on the investor relations section of the Company's website at ir.venusconcept.com.

For those unable to participate, a replay of the call will be available for two weeks at: 877-660-6853 (201-612-7415 for international callers); access code 13745887. The webcast will be archived at ir.venusconcept.com.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 10 direct markets. Venus Concept's product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Versa Pro, Venus Legacy, Venus Velocity, Venus Viva, Venus Glow, Venus Bliss, Venus Bliss MAX, Venus Epileve, Venus Viva MD and AI.ME. Venus Concept's hair restoration systems include NeoGraft® and the ARTAS iX® Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors, including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, and Masters Special Situations.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, but are not limited to, statements about our financial performance and metrics; the growth in demand for our systems and other products; the efficacy of the Venus Versa Pro; the contribution of the Venus Versa Pro to our revenue; the efficacy of the restructuring plan; the identification and efficacy of strategic alternatives to maximize shareholder value; the reduction in our cash burn; and the continued implementation of turnaround plans, including debt restructurings and financings.  These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:

Mike Piccinino, CFA

VenusConceptIR@westwicke.com

Venus Concept Inc.
Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	March 31,	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,087	$5,396
Accounts receivable, net of allowance of $5,317 and $7,415 as of March 31, 2024, and December 31, 2023, respectively	27,168	29,151
Inventories	20,978	23,072
Prepaid expenses	1,034	1,298
Advances to suppliers	4,926	5,604
Other current assets	1,508	1,925
Total current assets	60,701	66,446
LONG-TERM ASSETS:
Long-term receivables, net	9,906	11,318
Deferred tax assets	1,148	1,032
Severance pay funds	429	573
Property and equipment, net	1,229	1,322
Operating right-of-use assets, net	4,081	4,517
Intangible assets	7,582	8,446
Total long-term assets	24,375	27,208
TOTAL ASSETS	$85,076	$93,654
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Trade payables	$7,787	$9,038
Accrued expenses and other current liabilities	12,133	12,437
Current portion of long-term debt	4,154	4,155
Income taxes payable	479	366
Unearned interest income	1,444	1,468
Warranty accrual	1,107	1,029
Deferred revenues	926	1,076
Operating lease liabilities	1,418	1,590
Total current liabilities	29,448	31,159
LONG-TERM LIABILITIES:
Long-term debt	72,552	70,790
Accrued severance pay	467	634
Deferred tax liabilities	11	15
Unearned interest revenue	724	671
Warranty accrual	268	334
Operating lease liabilities	2,846	3,162
Other long-term liabilities	672	338
Total long-term liabilities	77,540	75,944
TOTAL LIABILITIES	106,988	107,103
Commitments and Contingencies (Note 9)
STOCKHOLDERS’ EQUITY (DEFICIT) (Note 15):
Common Stock, $0.0001 par value: 300,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 6,355,230 and 5,529,149 issued and outstanding as of March 31, 2024, and December 31, 2023, respectively	30	30
Additional paid-in capital	249,180	247,854
Accumulated deficit	(271,697)	(261,903)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(22,487)	(14,019)
Non-controlling interests	575	570
	(21,912)	(13,449)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$85,076	$93,654

Venus Concept Inc.
Condensed Consolidated Statements of Operations
(In thousands of U.S. dollars, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenue
Leases	$3,593	$5,761
Products and services	13,886	14,770
	17,479	20,531
Cost of goods sold:
Leases	1,477	1,747
Products and services	4,355	5,085
	5,832	6,832
Gross profit	11,647	13,699
Operating expenses:
Selling and marketing	7,374	8,032
General and administrative	10,248	11,185
Research and development	1,785	2,637
Total operating expenses	19,407	21,854
Loss from operations	(7,760)	(8,155)
Other expenses:
Foreign exchange (gain) loss	324	(352)
Finance expenses	1,668	1,508
Loss on disposal of subsidiaries	—	77
Loss before income taxes	(9,752)	(9,388)
Income tax expense	37	235
Net loss	$(9,789)	$(9,623)
Net loss attributable to stockholders of the Company	$(9,794)	$(9,657)
Net income attributable to non-controlling interest	$5	$34

Net loss per share:
Basic	$(1.68)	$(1.84)
Diluted	$(1.68)	$(1.84)
Weighted-average number of shares used in per share calculation:
Basic	5,829	5,237
Diluted	5,829	5,237

Venus Concept Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,789)	$(9,623)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	975	1,007
Stock-based compensation	339	481
Provision for expected credit losses	171	618
Provision for inventory obsolescence	372	343
Finance expenses and accretion	481	74
Deferred tax recovery	(120)	149
Loss on disposal of property and equipment	5	34
Changes in operating assets and liabilities:
Accounts receivable short-term and long-term	3,226	1,654
Inventories	1,722	891
Prepaid expenses	264	69
Advances to suppliers	678	20
Other current assets	417	1,673
Operating right-of-use assets, net	437	423
Other long-term assets	(1)	(45)
Trade payables	(1,251)	(522)
Accrued expenses and other current liabilities	(263)	(2,570)
Current operating lease liabilities	(172)	(119)
Severance pay funds	144	43
Unearned interest income	29	(360)
Long-term operating lease liabilities	(316)	(289)
Other long-term liabilities	(226)	161
Net cash used in operating activities	(2,878)	(5,888)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(25)	(70)
Net cash used in investing activities	(25)	(70)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	10	803
2024 Registered Direct Offering shares and warrants, net of costs of $222	977	—
2024 Convertible Notes issued to EW, net of costs of $393	1,607	—
Net cash provided by financing activities	2,594	803
NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(309)	(5,155)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	5,396	11,569
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$5,087	$6,414
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$27	$12
Cash paid for interest	$1,187	$1,433

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before foreign exchange (gain) loss, financial expenses, income tax expense (benefit), depreciation and amortization, stock-based compensation and non-recurring items for a given period. Adjusted EBITDA is not a measure of our financial performance under U.S. GAAP and should not be considered an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Accordingly, you should consider Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are: Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

We believe that Adjusted EBITDA is a useful measure for analyzing the performance of our core business because it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the U.S. dollar, tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), amortization of intangible assets, stock-based compensation expense (because it is a non-cash expense) and non-recurring items as explained below.

The following reconciliation of net (loss) income to Adjusted EBITDA for the periods presented:

Venus Concept Inc.
Reconciliation of Net loss to Non-GAAP Adjusted EBITDA

	Three Months Ended March 31,
	2024	2023
Reconciliation of net loss to adjusted EBITDA	(in thousands)
Net loss	$(9,789)	$(9,623)
Foreign exchange (gain) loss	324	(352)
Loss on disposal of subsidiaries	—	77
Finance expenses	1,668	1,508
Income tax expense	37	235
Depreciation and amortization	975	1,022
Stock-based compensation expense	339	481
CEWS (1)	418	—
Other adjustments (2)	910	917
Adjusted EBITDA	$(5,118)	$(5,735)

(1) In April 2022, the Canada Revenue Agency (“CRA”) initiated an audit of the Canada Emergency Wage Subsidy Claim (“CEWS”) that the Company filed between 2020-2021. The CRA has currently assessed a denial of CEWS claims made by the Company in 2020 and requesting repayment of $418K. The Company disputes the CRA assessment and intends to challenge this matter through the Tax Court or Judicial Review.
(2) For the three months ended March 31, 2024 and March 31, 2023 the other adjustments are represented by restructuring activities designed to improve the Company's operations and cost structure.